EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

The Members
Eldorado Stone LLC:


We consent to the use of our report dated March 5, 2004, with respect to the consolidated balance sheets of Eldorado Stone LLC and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, members' deficit, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

San Diego, California
October 20, 2004